(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PAR Technology Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PAR Technology Corporation

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 7, 2012

Name

Address

City, State Zip Code

Dear PAR Technology Corporation Shareholder:

As part of our efforts to conserve the environment and cut unnecessary expenses, PAR Technology has elected to provide Internet access to the proxy materials for this year’s Annual Shareholder Meeting rather than mailing paper copies.  This reduces postage and printing expenses and paper waste. You may access the following proxy materials at www.partech.com/investors/proxy: (i) Notice of the Annual Meeting, (ii) the Proxy Statement (iii) form of Proxy (Proxy Card) and (iv) 2011 Annual Report on Form 10-K.

The 2012 Annual Shareholders Meeting for PAR Technology Corporation will be held at 1:00 P.M., Eastern Time on June 7, 2012 at the New York Palace Hotel; 455 Madison Avenue, New York, New York 10022. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of one director of PAR Technology Corporation, to serve for a three- year period;

2.
the ratification of the action of the Board of Directors amending the PAR Technology Corporation 2005 Equity Incentive Plan (“the Plan”) to reserve an additional 1,250,000 shares of the Company’s common stock for issuance under the Plan; and such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

The Board of Directors is not aware of any other such business.  Shareholders of record at the close of business on April 19, 2012 are the Shareholders entitled to vote at the Annual Meeting.

Your Board of Directors recommends a vote “FOR” each of the above proposals.

This communication is NOT a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the internet or by mail.  You are encouraged to access and review the proxy materials before voting.

If you want to receive a paper copy or an email copy of these documents, you must request one.  There is no charge to you for requesting a copy.  You can make your request for paper or email copies apply only to the 2012 Annual Shareholders Meeting, or you can make your request effective for all future annual shareholder meetings (which you may later revoke at any time).  Please make your request for a copy as instructed below on or before May 8, 2012 to facilitate timely delivery.

To request a paper or email copy, you will need the Shareholder Control Number located in the lower right hand corner of this letter. You can make your request in any one of the following ways:

•	Call our toll-free number, (800) 951-2405;

•	Send us an email at fulfillment@rtco.com with your Shareholder Control Number in the subject line, OR
•	Make your request over the Internet by going to:
https://www.rtco.com/s/cfphosting/hccd_request.asp?option=1&conum=2884&coname=PAR+Technology+Corporation

Remember you can always vote in person at the Annual Meeting of Shareholders.  Directions to the meeting location are included in the Proxy Statement.

'Shareholder Control Number'